FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this "Amendment"), is entered into as of the 12th day of December, 1996, by and between LINCOLN PROPERTY COMPANY N.C., INC., a Texas corporation ("Purchaser"), and BGT LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

                             W I T N E S S E T H:

     A. Purchaser and Seller have heretofore entered into a certain Agreement of Sale dated December 6, 1996 ("Agreement") for the purchase and sale of the property commonly known as 1420 Harbor Bay, located in Alameda, California.

     B. Purchaser and Seller now desire to amend the Agreement to change the Closing Date and extend the Inspection Period.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Closing Date, as defined in Paragraph 8 of the Agreement, shall be changed to December 23, 1996, provided all closing deposits except for the Purchase Price shall be deposited with the Escrow Agent on or before December 20, 1996, and a "dry closing" shall occur on December 20, 1996.

     2. The expiration of the Inspection Period (as defined in Paragraph 7.1 of the Agreement) is hereby extended to 2:00 p.m. Pacific time on December 19, 1996.

     3.   The Escrow Agreement is hereby modified to conform with 1 and 2.

     4. Except as specifically modified herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

     5. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings given to them in the Agreement.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                              PURCHASER:

                              LINCOLN PROPERTY COMPANY N.C., INC.,
                              a Texas corporation


                              By:   /s/ Paul Meyer
                                   -----------------------------------
                              Name:     Paul Meyer
                                   -----------------------------------
                              Its:      Vice President
                                   -----------------------------------



                              SELLER:

                              BGT LIMITED PARTNERSHIP,

                              By:  BGT Partners, Inc., an Illinois
                                   corporation, its general partner


                              By:   /s/ James E. Mendelson
                                   -----------------------------------
                              Name:     James E. Mendelson
                                   -----------------------------------
                              Its:      Authorized Representative
                                   -----------------------------------
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